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                                                               EXHIBIT 10.17.3
                                                               ---------------



                       AGREEMENT AND SECOND AMENDMENT TO
              ORLANDO TRADEPORT MAINTENANCE HANGER LEASE AGREEMENT


     THIS AGREEMENT AND SECOND AMENDMENT TO ORLANDO TRADEPORT MAINTENANCE
HANGER LEASE AGREEMENT ("this Second Amendment") is made and entered into this 25th day of January, 1996 by and between the GREATER ORLANDO AVIATION AUTHORITY, a public body existing under the laws of the State of Florida, ("AUTHORITY") and AIRTRAN AIRWAYS, INC., a Delaware corporation, ("AIRTRAN").

                                   RECITALS:

     A. Authority and Page Avjet Corporation, a Delaware corporation, ("PAC") entered into that certain Orlando Tradeport Maintenance Hanger Lease Agreement dated December 11, 1989 and that certain Amendment No. 1 to Orlando Tradeport Maintenance Hanger Lease Agreement dated June 22, 1990 (collectively, "the Lease").

     B. The Lease evidences the long term lease of the land described on Exhibit "A" to the Lease, and on the Memorandum of Lease recorded June 22, 1990 in Official Records Book 4194, Page 2005, Public Records of Orange County, Florida, together with improvements ("the Improvements") constructed on the land by PAC, (collectively, "the Premises").

     C. Construction of the Improvements to the Premises was financed through the issuance by Authority of the "Greater Orlando Aviation Authority Special Purpose Facilities Revenue Bond (Page Avjet Corporation Maintenance Hanger Project), Series 1990" ("the Bond Financing").

     D. Page Avjet Holding Corporation, a Delaware corporation, ("PAHC") assumed PAC's rights and obligations under the terms of the Lease and Bond Financing pursuant to that certain Assumption Agreement between PAC and PAHC executed on or about October 3, 1995. PAC and PAHC are sometimes herein referred to collectively as "the Sellers".

     E. The Sellers and AirTran have entered into an agreement pursuant to which the Sellers have agreed to assign to AirTran, and AirTran has agreed to assume, all of the Sellers' rights and obligations under the terms of the Lease, and the Sellers have agreed to redeem and pay off the Bond Financing in its entirety.

     F. AirTran's agreement to assume the obligations of the Sellers under the Lease is contingent, among other things, upon the execution and delivery by AirTran and Authority of an amendment to the Lease which is acceptable to AirTran and Authority.

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     G. The past and proposed assignments and assumptions of the Lease require the approval of Authority, which approval the Authority is willing to grant.

     H. AirTran and Authority desire to amend further the Lease, and to memorialize their agreements on several matters pertaining to assignments of the Lease.

                                  AGREEMENTS:

     NOW, THEREFORE, for and in consideration of the mutual advantages arising hereunder, the covenants and conditions contained herein, the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Authority and AirTran agree as follows:

     1. RECITALS. The foregoing recitals are true and correct and incorporated herein by this reference.

     2. DEFINED TERMS. Unless otherwise provided in the Second Amendment, capitalized terms used in this Second Amendment shall have the meanings ascribed to such terms in the Lease.

     3. CONSENTS BY AUTHORITY.    Effective upon the date of this Second
Amendment, and as required by Section 13.03(a) of the Lease, Authority hereby consents to the following:

     (a) Assumption Agreement. The Assumption Agreement between PAC and PAHC pursuant to which PAHC assumed the rights, liabilities and obligations of PAC under the Lease and the Bond Financing, in the form attached to this Second Amendment as Exhibit "A" ("the Assumption Agreement");

     (b) Assignment. The assignment by the Sellers, and the assumption by AirTran, of all of the Sellers' rights and obligations under the terms of the Lease, in the form attached to this Second Amendment as Exhibit "B" ("the Assignment"); and

     (d) Sublease The sublease of the Premises by the Sellers to AirTran for a term commencing on signature of the Sublease and continuing until the earlier of the closing of the Assignment or the termination of this Second Amendment pursuant to Paragraph 6 hereof, in the form attached to this Second Amendment as Exhibit "C" ("the Sublease"). The Sublease shall be at the sole option of AirTran and AirTran shall not be obligated to GOAA to proceed with the Sublease.

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     4. WAIVERS.

     (a)  Prior Defaults.   Authority hereby waives in favor of AirTran and
AirTran's successors and assigns only, but not in favor of PAC or PAHC, all prior defaults of the Lessee under the terms of the Lease, of any nature and whether or not now known to Authority or AirTran, including without limitation any default arising out of or caused by the Assumption Agreement. Authority agrees that the Lease is in good standing and without default as of the date of this Second Amendment. Authority shall send to AirTran copies of all default notices sent by Authority to PAHC or PAC regarding any Lease defaults occurring between the date of this Second Amendment and the earlier of closing of the Assignment or termination of this Second Amendment, and, between the date of this Second Amendment and the earlier of the closing of the Assignment or termination of this Second Amendment, AirTran shall be afforded the same cure period and opportunity to cure the alleged default as is provided to a leasehold mortgagee under Section 12.02 of the Lease.

     (b) Changes to Lease Terms. Effective upon the date of this Second Amendment, Authority hereby waives Authority's rights under Section 13.03(b) of the Lease to increase the Ground Rent or otherwise alter the terms of the Lease due to the Assumption Agreement, the Assignment, or the Sublease, but Authority expressly reserves such right (as modified by this Second Amendment) due to future subleases or assignments.

     5. ASSUMPTION. Effective upon the closing of the Assignment, AirTran assumes all of the Lessee's obligations which thereafter accrue under and by virtue of the Lease, as modified by this Second Amendment, and AirTran covenants and agrees with Authority to perform and comply thereafter with each and every one of the terms of the Lease, as modified by this Second Amendment. Except to the extent and for the time period provided in the Sublease, if signed, AirTran does not assume liability for, nor shall AirTran be obligated to perform, comply with or assume liability for any of the obligations or duties (including without limitation any notice, performance, cooperation, payment, rebate, insurance, construction, maintenance, repair, reimbursement, indemnification, defense and hold harmless obligations) of the Lessee under the Lease which have accrued in the past or which relate to the period preceding
the closing of the Assignment ("Pre-Assumption Obligations").   In addition,
AirTran shall not be obligated to perform, comply with or assume liability for any of the obligations related to or arising out of the Bond Financing ("Bond Financing Obligations"). Authority expressly exonerates AirTran from any liability for Pre-Assumption Obligations and Bond Financing Obligations, and Authority agrees to look solely to PAC or PAHC for enforcement or collection of Pre-Assumption Obligations and Bond Financing Obligations. Nothing in this Second Amendment shall be construed to be as a release by Authority of PAC or PAHC from past, present or future obligations of the Lessee under the Lease, and any such release shall be covered by a separate agreement.

                                     -3-

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     6. WHEN EFFECTIVE; CONTINGENCY.  Except for those provisions hereof which expressly take effect upon the execution hereof, this Second Amendment shall take effect only if and when the Assignment is closed, the Bond Financing redeemed in full, and Authority receives written evidence of such closing of the Assignment and redemption of the Bond Financing (the "Conditions for Effectiveness"); provided, however, that if the Conditions for Effectiveness do not occur on or before February 29, 1996, then either AirTran or Authority may thereafter terminate this Second Amendment by serving upon the other party, at any time prior to the occurrence of the Conditions for Effectiveness, written notice of election to terminate this Second Amendment. Any such termination of this Second Amendment shall be effective at 5:00 p.m. on the tenth (10th) day after notice described above is served. If this Second Amendment is so terminated, then, except under those provisions hereof which expressly survive the termination of this Second Amendment, neither AirTran nor Authority shall have any further liability hereunder and the Lease shall continue in full force and effect between PAC, PAHC and Authority according to the terms existing prior to the execution of this Second Amendment. Except as to provisions hereof which provide for an earlier effective date, and provided that this Second Amendment is not sooner terminated in accordance with the provisions of this Paragraph 6, this Second Amendment shall take effect automatically upon the occurrence of the Conditions for Effectiveness without the need of any further action by either AirTran or Authority.

     7. CHANGES IN TERMS OF LEASE. The following changes to the Lease shall take effect upon the closing of the Assignment:

     (a) Lease Term and Extensions. Section 5.01 of the Lease is hereby deleted and the following new Section 5.01 is hereby inserted in lieu thereof:

           "5.01 Term. This Lease shall be for a term which commenced on December 11, 1989 and which expires January 31, 2011."

     (b) Section 5.02 of the Lease is hereby deleted and the following new
Section 5.02 is hereby inserted in lieu thereof:

           "5.02  Options.

           (a) Provided that Lessee is not in default under this Lease, Lessee shall have options to extend this Lease for two (2) separate, consecutive five (5)-year additional terms. In order to exercise the first five (5)-year extension option (i.e., February 1, 2011 through January 31, 2016), Lessee must notify Authority in writing of Lessee's exercise of that option not later than June 1, 2010. In the event the first five (5)-year extension option is exercised, this Lease shall be extended on the same terms and conditions as are applicable to the initial term. Provided that Lessee exercises the first

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      five (5)-year extension option, Lessee may exercise the second five
      (5)-year extension option (i.e., February 1, 2016 through January 31,
      2021) by notifying Authority in writing of Lessee's exercise of that option not later than June 1, 2015. In the event the second five
      (5)-year extension option is exercised, this Lease shall be extended on the same terms and conditions as are applicable to the initial term, except that (i) this Lease may not be further extended under this Subsection (a), and (ii) Lessee shall be required to pay Building Rent as provided in Section 6.03 below.

           (b) References in this Lease to the "term" of this Lease shall mean the initial term and each of the additional five
      (5)-year terms actually taken by Lessee."

      (c) Re-adjustment of Minimum Annual Ground Rent. Subsection 6.02(a) of the Lease is hereby deleted and the following new Subsection 6.02(a) is hereby inserted in lieu thereof:

           "(a) The annual Ground Rent was previously adjusted to twenty nine cents ($.29) per square foot in accordance with the terms of this Lease effective as of December 1, 1994. The Ground Rent as so adjusted shall remain in effect through and including January 31, 2001. Thereafter, the Ground Rent shall be further adjusted as hereinafter provided effective as of February 1, 2001, February 1, 2006, February 1, 2011 (if the first five (5)-year extension option is exercised), and February 1, 2016 (if the second five (5)-year extension option is exercised). On each of the aforementioned future adjustment dates, the Ground Rent shall be adjusted to ten percent (10%) of the then fair market value of the Premises, disregarding the value of the Improvements, and such valuation shall be made pursuant to Subsection (b) below, as of October 1 preceding the effective date of the adjustment; provided, however, that the annual Ground Rent per square foot of the Premises for any such prospective five (5) year period shall not be increased by more than forty percent (40%) of the annual Ground Rent per square foot of the Premises charged during the last year of the immediately preceding period; and further provided, however, that, except for possible reduction in Ground Rent caused by the cap on Ground Rent during the first five
      (5)-year extension period and possible reduction in the total of the Ground Rent and Building Rent caused by the cap on the total of Ground Rent and Building Rent during the second five (5)-year extension period, the annual Ground Rent per square foot of the Premises for any such prospective five (5) year period shall not be less than the annual Ground Rent per square foot of the Premises charged during the last year of the immediately preceding period."


                                     - 5 -


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     (d) Commencement of Building Rent.  Section 6.03 of the Lease is amended to provide that Building Rent shall be due and payable only during the second five (5)-year extension period (i.e., from and after February 1, 2016). There shall be no Building Rent during the initial term or during the first five
(5)-year extension term, if taken.

     (e) Rent Caps.  The following new Section 6.06 is hereby added to the
Lease:

           "6.06 Maximum Ground Rent and Building Rent. Except as provided in the last sentence of Section 7.01 and in the last sentence of the second paragraph of Section 13.03(b), in no event shall the annual Ground Rent during the first five (5)-year extension period exceed One Hundred Eighty Seven Thousand Five Hundred Dollars ($187,500.00), nor shall the total of annual Ground Rent and annual Building Rent during the second five
      (5)-year extension period exceed Six Hundred Thousand Dollars ($600,000.00) per annum."

     (f) Expansion Option. Section 7.01 of the Lease is hereby deleted and the following new Section 7.01 is hereby inserted in lieu thereof:

           "7.01 Option to Expand the Premises. Lessee shall have the option to expand the size of the Premises by adding to this Lease the approximately two hundred sixty four thousand (264,000) square feet parcel of real property ("the Expansion Area") lying contiguous to the Premises as shown on Exhibit "A" to this Lease. Lessee may exercise this expansion option by written notice to Authority sent any time on or before February 1, 2001, whereupon Lessee and Authority shall execute an amendment to this Lease and record in the public records notice of the expansion of the Premises; provided, however, that if Authority notifies Lessee in writing at any time prior to the earlier of exercise of the expansion option by Lessee or February 1, 2001 that Authority has received a written offer from a third party to lease the Expansion Area on terms acceptable to Authority (which offer must set forth the basic business terms of a lease, but need not be an executed lease agreement), then Lessee must either exercise this option within thirty (30) days of receipt of such notice from Authority, and promptly thereafter execute an amendment to this Lease adding such Expansion Area to the Premises, or this expansion option will terminate upon the execution of a lease by Authority with such third party (provided that such lease is executed within ninety
      (90) days after the expiration of Lessee's said thirty (30) day period). In the event Lessee exercises this option, all of the applicable terms and conditions of this Lease shall apply with respect to such Expansion Area, except that the Ground Rent per square foot of the Expansion Area shall be the Authority's prevailing ground rent per square foot at the time the option is exercised. The annual Ground Rent shall be subject to adjustment

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      thereafter in accordance with Section 6.02.  There shall be no
      Building Rent on the improvements to the Expansion Area until February 1, 2016, at which time annual Building Rent shall be determined in accordance with the formula set forth in Section
      6.03.  The caps on Ground Rent and Building Rent set forth in
      Section 6.06 shall not apply to the annual Ground Rent and annual Building Rent applicable to the Expansion Area. The limit on increases to Ground Rent set forth in Subsection 6.02(a) shall be applicable to the Expansion Area, but such limit shall be applied separately to the Ground Rent on the Premises (excluding the Expansion Area) and the Ground Rent on the Expansion Area. "

     (g) Bond Financing. Upon the occurrence of the Conditions for Effectiveness, all references, covenants and agreements in the Lease to the Bond Financing, and the covenants and agreements pertaining solely to the Bond Financing, are hereby deleted, but such deletion shall have no effect on the Authority's rights against PAC and PAHC, or upon the obligations of PAC and PAHC with respect to the Lease or the Bond Financing. Subject to and without limiting the generality of the foregoing, Sections 1.01, 1.09, 1.10, 1.13, 1.17, 1.18, 1.19, 1.26, 1.27, 1.34, 1.38, 1.39, 1.44, 2.03, 3.06 and 3.07,
Subsections 4.01(b), 9.03(iii) and 13.01(a), the Financing Addendum attached as Exhibit "D" to the Lease, and all references in the Lease to Debt Service Payments, are hereby terminated, declared to be of no further force or effect, and removed from the Lease as to AirTran and AirTran's successor and assigns. AirTran assumes no liability for any sums due or payable under the terms of the Financing Addendum or the Bond Financing documents.

     (h) Subleasing. The following additional language is hereby added as a new second paragraph to Subsection 13.03(b) of the Lease:

           "The terms of this Subsection 13.03(b) shall also not apply to any sublease for a term of one year or less (including any built-in extension options) as to which Lessee agrees with Authority to pay to Authority one half (1/2) of any rent per square foot of the subleased premises (excluding pass throughs of Lessee's taxes, insurance, maintenance, utilities, interest and other out-of-pocket expenses), if, as and when received under such sublease, in excess of one hundred ten percent (110%) of the sum of (1) the per square foot Ground Rent and Building Rent, if any, then payable to the Authority under this Lease, plus (2) $5.08 per square foot of building area included in the sublease. The applicable formula is: 0.5 x {A-[1.1x(B+C+D)]}, where:

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     A = Rent per square foot under sublease (excluding pass through expense recovery)

     B = Ground Rent per square foot under this Lease

     C = Building Rent per square foot under this Lease

     D = $5.08 per square foot of subleased space within the building

     Hypothetical Example:

     If for example:

     A = $8.00

     B = $0.29

     C = $0.0

     D = $5.08

     And the subleased space is located entirely within the building

     Then,

     0.5 x {$8.00 - [1.1 x ($0.29 + $0.0 + $5.08)]}
     0.5 x {$8.00 - [1.1 x $5.37]}
     0.5 x {$8.00 - $5.91}
     0.5 x $2.09
     $1.045 (Authority's share of sublease rent per square foot of building area)

With respect to increases in Ground Rent or Building Rent permitted by this Subsection 13.03(b) in cases where the sublease is not covered by the first sentence of this second paragraph to said Subsection 13.03(b), the rental increases shall only apply on a proportionate basis determined by the ratio of the area of the land and/or Improvements covered by the sublease to the total area of the land and/or Improvements. The cap on Ground Rent, and the cap on, the total of Ground Rent and Building Rent applicable to the extension periods shall not apply to rent adjustments under the first or second paragraphs of this Subsection 13.03(b)."


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     (i) Unconditional Payment Obligation.  Section 6.05 of the Lease is hereby deleted and the following new Section 6.05 is hereby inserted in lieu thereof:

           "6.05   Unconditional Payment Obligation.  Except as
      otherwise provided in Article XI and Section 13.02 below, Lessee's obligation to make the payments provided for in this Article VI shall be absolute and unconditional and will not be affected by the occurrence of any event or circumstance whatsoever."

     (j) Additional Remedies. In addition to the cure remedy now provided under Section 13.05 of the Lease, if Authority fails to keep, observe or perform any covenant or agreement of Authority under the Lease, and if Authority fails to commence to cure such failure within twenty (20) days after receipt of Lessee's written notice of failure and demand for cure or thereafter fails to pursue such cure diligently to completion, then Lessee shall have the additional rights and remedies of suit for damages, specific performance and injunctive relief for default by Authority of Authority's obligations under the Lease.

     (k) Exclusivity. Section 15.04 shall not be construed or applied in a manner which interferes with Lessee's exclusive possession of the Premises or Lessee's right to control who will perform any service (including but not limited to maintenance and repair) on any aircraft within the Premises.
Section 16.07 shall not be construed or applied in any manner which deprives Lessee of exclusive possession and occupancy of the Premises during the term of the Lease.

     (l) Notices to Lessee.  Lessee's address for notices pursuant to Section
16.01 is amended to read as follows:

     "To Lessee:             AirTran Airways, Inc.
                             6280 Hazeltine National Drive
                             Orlando, Florida  32822
                             Attention: President"

     (m) Authorized Company Representative. The Authorized Company Representative is the President of Lessee at the address listed in Subparagraph
(l), above, and whose signature is affixed at the end of this Second Amendment. This Second Amendment serves as the certificate of Company Authorized Representative required under Section 1.08 of the Lease.

     (n) Permitted Uses. Section 4.09 of the Lease is hereby deleted and the following new Section 4.09 is hereby inserted in lieu thereof:

           "4.09 Permitted Uses. Lessee agrees that it will use (and will permit any authorized assignee, sublessee or other successor in interest to use) the


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      Premises and the Improvements only for any and all lawful uses and purposes (excluding any use as a passenger terminal) incidental to the ownership and operation of one or more passenger airlines, cargo airlines, and airline and aircraft operations, maintenance, refurbishment and support businesses, including without limitation aircraft and equipment refurbishment and maintenance operations and facilities (without limitation as to type or ownership), headquarters or secondary offices (without limitation as to floor area or activity), reservations center, flight support center, training center, employee and customer parking and employee cafeteria, and storage, as such uses may vary or expand from time to time at the discretion of the tenant; provided, however, the foregoing permitted uses must at all times comply with, and they shall be subject to the requirements of, the Tradeport Master Plan, the Development Order, and all applicable zoning and other laws. In addition, Lessee shall not be permitted to use the Premises to fuel aircraft of a third party unless
      Lessee satisfies the requirements to be an Essential Services
      Operator under the Authority's then applicable Standards of Operation and Maintenance for a Fixed Base Operator.

In addition, the limitation on the number of square feet of office space contained in Subsection 4.03(a) is hereby deleted from the Lease. The prohibition against petroleum storage tanks contained in Section 4.07A(b) of the Lease shall not apply to the water pump fuel tank(s) installed on the Premises as part of the emergency fire deluge system.

     8. ASSURANCES BY AIRTRAN.   AirTran represents and warrants to Authority
that: (a) the person signing this Second Amendment on behalf of AirTran and the Lease Guaranty on behalf of Airways Corporation is authorized to do so and has the power to bind AirTran to the terms of this Second Amendment and Airways Corporation to the Lease Guaranty; (b) all formal corporate action required for the authorization and execution of this Second Amendment by AirTran and the Lease Guaranty by Airways Corporation has been obtained and is in effect; (c) AirTran and Airways Corporation exist in good standing under the laws of Delaware, are authorized to transact business in Florida, and they are in good standing under Delaware and Florida law; and (d) the execution and delivery of this Second Amendment by AirTran and the execution and delivery of the Lease Guaranty by Airways Corporation does not violate or conflict with the articles of incorporation, bylaws, or any other corporate action or document of AirTran or Airways, or any covenant or agreement binding upon AirTran or Airways Corporation.

     9. ASSURANCES BY AUTHORITY.   Authority represents and warrants to AirTran
that: (a) Authority is the owner and holder of the rights of the lessor under the terms of the Lease; (b) except in connection with the closing and securing of the Bond Financing, Authority has not previously assigned, pledged, encumbered or transferred any of Authority's right, title or interest in the Lease, the Authority's delegated power and authority to operate and lease the Premises pursuant to the Operation and Use

Agreement, or Authority's ownership interest in the Improvements; (c) all formal action by Authority and City of Orlando for the authorization and execution of this Second Amendment by Authority has been obtained and is in effect; (d) the person signing this Second Amendment on behalf of Authority is authorized to do so and has the power to bind Authority to the terms of this Second Amendment; (e) the execution and delivery of this Second Amendment does not violate or conflict with the authorizing legislation or governing documents of Authority or any covenant or agreement binding upon Authority or the Premises; (f) there are no modifications or amendments to the Lease other than Amendment No. 1 dated June 22, 1990; (g), prior to the date of this Second Amendment, Authority has delivered to AirTran copies of Authority's rules and regulations described in Section 16.03 of the Lease, as amended through the date hereof, the as-built drawings of the hanger which were received by Authority from PAC and approved by Authority under Subsection 4.03(b) of the Lease, the Tradeport Master Plan, and the Development Order; and (h) there are no closures affecting the Premises or access thereto initiated or contemplated by Authority pursuant to Section 3.03 of the Lease.

     10. NO BROKERS. AirTran and Authority each represents and warrants to each other that it has not dealt with any real estate broker, salesman or finder in connection with the Assignment or this Second Amendment. If a claim for brokerage commission or other compensation is made by any broker, salesman or finder claiming to have dealt through or on behalf of one of the parties hereto ("Indemnitor"), Indemnitor shall, to the extent permitted by law, indemnify, defend and hold harmless the other party hereunder ("Indemnitee"), and Indemnitee's officers, directors, agents and representatives, from all liabilities, damages, claims, costs, fees and expenses whatsoever (including reasonable attorney's fees and court costs at trial and all appellate levels) with respect to said claim for commission compensation. This Paragraph 10 shall take effect on the date of this Second Amendment and shall survive termination of this Second Amendment.

     11. ASSIGNMENT; PARTIES. This Second Amendment may not be assigned by AirTran except pursuant to the terms and conditions set forth in Section 13.03(a) of the Lease. Except as provided in the preceding sentence, this Second Amendment shall bind and inure to the benefit of the parties to this Second Amendment and their respective successors and assigns.

     12. MISCELLANEOUS.

     (a) This Second Amendment shall be construed and governed in accordance with the laws of the State of Florida. Both of the parties to this Second Amendment have participated fully in the negotiation and preparation hereof and, accordingly, this Second Amendment shall not be more strictly construed against either one of the parties hereto.

     (b) In the event any term or provision of this Second Amendment is determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given


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




its nearest legal meaning or be construed as deleted as such judicial authority determines, and the remainder of this Second Amendment shall be construed to be in full force and effect.

     (c) In the event of any litigation between the parties arising out of this Second Amendment or the transaction herein described, the substantially prevailing party shall be entitled to recover from the party not substantially prevailing the substantially prevailing party's reasonable attorneys', paralegals' and consultants' fees and costs, and all reasonable expenses, incurred in all hearings, trials, retrials, and in all appellate, administrative and governmental proceedings. The provisions of this subparagraph shall survive termination of this Second Amendment.

     (d) This Second Amendment constitutes the entire agreement between the parties respecting the transaction herein described and it supersedes all prior representations, warranties, negotiations, understandings, and agreements between the parties hereto respecting this transaction, the Lease and the Premises.

     13. DEPOSIT. At the closing of the Assignment, and as a condition precedent to the taking effect of Authority's consent to the Assignment, AirTran shall deliver to Authority a check in the amount of Twenty Six Thousand Seven Hundred Eleven and 19/100ths Dollars ($26,711.19) ("the Deposit"). The Deposit represents three (3) months Ground Rent under the Lease to be held by Authority as a security deposit to ensure timely payment by AirTran of Ground Rent and compliance with all of the other obligations of AirTran under the Lease. Authority shall hold the Deposit in an account at SunTrust Bank, N.A. Provided that AirTran is not then in default of AirTran's obligations under the Lease, Authority shall return the Deposit to AirTran on May 1, 1996; but, if AirTran defaults under any material term of the Lease prior to May 1, 1996, then Authority shall be entitled to delay the return of the Deposit to AirTran until the expiration of eighteen (18) consecutive months during which AirTran committed no default under any material term of the Lease.

     14. RECORD NOTICE. Upon the closing of the Assignment, the parties shall execute and record in the Orange County official records an amended short form memorandum and notice of the Lease, and of the option on the Expansion Area, the Assignment and this Second Amendment. The notice shall be recorded at the expense of AirTran.

     15. STATUTORY DISCLOSURES.

     (a) Florida Statutes, Section 287.133(2)(c), provides as follows: "A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a bid on a contract to provide any goods or services to a public entity, may not submit a bid on a contract with a public entity for the construction or repair of a public building or public work, may not submit bids on leases of real property to a public entity, may not be awarded or perform work as a contractor, supplier, subcontractor or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in S.287.017 for CATEGORY TWO [currently, $10,000] for a period of 36 months from the date of being placed on the convicted vendor list."

     (b) Florida Statutes, Section 404.056(8) requires the following language on at least one document executed prior to or simultaneously with this Lease:
"Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

     16. STATUS OF LEASE. Except as modified by this Second Amendment, the Lease shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their lawful officers, hereunto duly authorized, as of the date first above written.


                                         GREATER ORLANDO AVIATION
ATTEST:                                          AUTHORITY


/s/                                       By: /s/ Robert B. Bullock
- - --------------------------------            --------------------------
Name:                                     Name:   ROBERT B. BULLOCK
     ---------------------------               -----------------------
           ASSISTANT SECRETARY            Title:  EXECUTIVE DIRECTOR






- - -------------------------------
Name:
     --------------------------

                                         AIRTRAN AIRWAYS, INC.
                                         A Delaware Corporation




/s/                                         By: /s/ JOHN HORN
- - -------------------------------             ----------------------------
Name:                                     Name: John Horn
     --------------------------           Title:  President

/s/ Kimbra K. Leach
- - -------------------------------
Name: KIMBRA K. LEACH
     --------------------------

                                    CONSENT


     By their signatures below, the undersigned hereby (i) consent to the changes in the terms of the Lease provided for in paragraph 7(a)-(n) above, and
(ii) acknowledge that they shall remain liable jointly and severally, for all past, present and future obligations of the Lessee or PAC and PAHC (as defined above) under the Lease, as amended, provided that such obligations accrue prior to January 31, 2011. Notwithstanding the foregoing, the undersigned shall not be responsible for (i) any Ground Rent or other obligation of Lessee with respect to the Expansion Area, or (ii) any liability, damages or expenses resulting from environmental contamination of the Premises which results from an act, omission or event occurring after the closing of the Assignment.


                                     PAGE AVJET CORPORATION
Attest:


By /s/ Paul J. Mokris                By: /s/ Elizabeth A. Haskins
  -------------------------             --------------------------------
Name: Paul J. Mokris                   Name: Elizabeth A. Haskins
     ----------------------                  ---------------------------
Title:    Secretary                    Title: Senior Vice President
      ---------------------                  ---------------------------

                                     PAGE AVJET HOLDING CORPORATION
Attest:

By:/s/ Paul J. Mokris                 By: /s/ Elizabeth A. Haskins
  -------------------------             --------------------------------
Name:  Paul J. Mokris                 Name:   Elizabeth A. Haskins
     ----------------------               ------------------------------
Title:  Special Counsel               Title:  Vice President
      ---------------------                 -----------------------------



     By its signature below, the undersigned hereby approves this Consent and agrees to the limitations on the liability of PAC and PAHC (as defined above) set forth in this Consent.


                                     GREATER ORLANDO AVIATION AUTHORITY
ATTEST:

/s/                                  By: /s/ Robert B. Bullock
- - --------------------------------        ---------------------------------
Name:                                 Name:  Robert B. Bullock
     ---------------------------           ------------------------------
        Assistant Secretary           Title: Executive Director


- - --------------------------------
Name:
     ---------------------------

                                 LEASE GUARANTY


     In order to induce the GREATER ORLANDO AVIATION AUTHORITY ("Landlord") to consent to the assignment to AIRTRAN AIRWAYS, INC., a Delaware corporation ("Tenant") of the lessee's rights and obligations under that certain Orlando Tradeport Maintenance Hangar Lease Agreement, dated December 11, 1989, as amended by Amendment No. 1 to Orlando Tradeport Maintenance Hangar Lease Agreement dated June 22, 1990, (collectively, the "Lease"), and in order to induce Landlord to sign the foregoing Agreement and Second Amendment to Orlando Tradeport Maintenance Hangar Lease Agreement (the "Second Amendment"), (which consent and signature Landlord would be unwilling to grant and affix without this Lease Guaranty), the undersigned unconditionally guarantees to Landlord the full and timely payment of all installments of rent and other sums due Landlord from Tenant under the Lease, as modified by the Second Amendment, and the prompt performance of all of the other obligations of Tenant under the Lease, as modified by the Second Amendment.

     The undersigned's obligations hereunder shall be direct and immediate and not conditional or contingent upon Landlord's pursuit of its remedies against Tenant, and shall remain in full force and effect notwithstanding (i) amendments or modification to the Lease entered into by Landlord and Tenant without the undersigned's knowledge or consent, (ii) waivers of compliance with or any default under the Lease granted by Landlord to Tenant without the undersigned's knowledge or consent, (iii) the discharge of Tenant from its obligations under the Lease as a result of any proceeding initiated under the Bankruptcy Code of 1978, as the same has been or may be amended (the 'Bankruptcy Code"), or any similar State or Federal law, the rejection of the Lease pursuant to the provisions of the Bankruptcy Code, or any limitation of the liability of Tenant or its estate as a result of any such proceeding, or
(iv) any other action taken by Landlord or Tenant that would, in the absence of this clause, result in the release or discharge by operation of law of the undersigned from its obligations hereunder. The undersigned hereby unconditionally waives any subrogation to the rights of Landlord against Tenant, any other claim against Tenant which arises as a result of payments made by the undersigned pursuant to this agreement, and any claim for contribution against any co-guarantor until all of the Tenant's obligations to the Landlord have been paid or performed in full and are not subject to any right of recovery.

     The obligations of the undersigned under this Guaranty shall include the obligation to reimburse the Landlord for any preferential payments received by Landlord from the Tenant under or pursuant to the Lease in the event that the Tenant becomes a debtor under the Bankruptcy Code. If a bankruptcy petition has been filed by or against the Tenant during any preferential period (as established by the Bankruptcy Code or other applicable law) and the Tenant has made payments to the Landlord under the Lease during said preferential period, this Guaranty shall not be terminated unless and until a final, nonappealable decision by a court of competent jurisdiction or other agreement has been entered or reached pursuant to which the Landlord shall be entitled to retain all such monies paid during such preferential period.

     The undersigned agrees to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by Landlord for the enforcement of the undersigned's obligations hereunder. This Guaranty shall inure to the benefit of Landlord, it successors and assigns, and shall be binding upon the undersigned and its successor and assigns. This Guaranty may not be amended or modified except by written agreement signed by the parties hereto. In the event it becomes necessary for Landlord to enforce this Guaranty by legal action, Guarantor hereby agrees that jurisdiction and venue of such action shall be laid in Orange County, Florida, and that Landlord shall be entitled to recover any and all expenses Landlord may incur in connection with such action, including reasonable attorney's fees at the trial level and in any appellate proceeding.

     Any provision of this Guaranty to the contrary notwithstanding, this Guaranty shall not take effect unless and until the closing of the Assignment, and nothing herein shall be construed to be a guaranty of Tenant's obligations under the Sublease, as those terms are defined in the Second Amendment.

     IN WITNESS WHEREOF, the undersigned has caused this Lease Guaranty to be executed by it officer hereunto duly authorized on this 1st day of February, 1996.


Signed, sealed and delivered            AIRWAYS CORPORATION
in the presence of:                     a Delaware corporation



/s/                                     By: /s/ John Horn
- - -------------------------------            --------------------------------
Name:                                    Name: John Horn
     ---------------------------         Title: President

/s/ Kimbra K. Leach
- - --------------------------------
Name:  Kimbra K. Leach
     ---------------------------

                       ASSIGNMENT AND ASSUMPTION OF LEASE

     THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("this Assignment") is made and entered into this 29th day of February, 1996 ("the Effective Date") by and between PAGE AVJET CORPORATION, a Delaware corporation, ("PAC"), PAGE AVJET HOLDING CORPORATION, a Delaware corporation, ("PAHC") and AIRTRAN AIRWAYS, INC., a Delaware corporation, ("AIRTRAN"). PAC and PAHC are sometimes collectively referred to as "the Sellers" in this Agreement.

                                   RECITALS:

     A. Greater Orlando Aviation Authority, a public body existing under the laws of the State of Florida, ("Authority") and PAC entered into that certain Orlando Tradeport Maintenance Hanger Lease Agreement dated December 11, 1989 and that certain Amendment No. 1 to Orlando Tradeport Maintenance Hanger Lease Agreement dated June 22, 1990 (collectively, "the Lease").

     B. The Lease evidences the long term lease of the land described on Exhibit "A" to the Lease, together with the widebody aircraft hanger and other improvements ("the Improvements") constructed on that land by PAC, (collectively, "the Leased Premises").

     C. Construction of the Improvements was financed through the issuance by Authority of the "Greater Orlando Aviation Authority Special Purpose Facilities Revenue Bond (Page Avjet Corporation Maintenance Hanger Project), Series 1990" ("the Bond Financing").

     D. PAHC assumed and became co-owner of, and co-obligor with PAC under, all of PAC's rights and obligations under the Lease and Bond Financing pursuant to that certain Assumption Agreement executed by the Sellers on or about October 3, 1995.

     E. The Sellers and AirTran entered into that certain Agreement for Purchase and Sale of Leasehold Interest and Personal Property dated January 16, 1996 ("the Purchase Agreement") pursuant to which the Sellers agreed to sell and assign to AirTran, and AirTran agreed to purchase and acquire from the Sellers and assume future responsibility for, all right, title, interest and certain obligations (collectively, "the Leasehold Interest") of the Sellers in, to and under the Lease. A true and complete copy of the Lease is attached as Exhibit "A" to the Purchase Agreement.

     F. AirTran and Authority have entered into that certain Agreement and Second Amendment to Orlando Tradeport Maintenance Hanger Lease Agreement dated January 25, 1996 ("the Second Amendment") which further modifies the Lease.

                                  AGREEMENTS:

     NOW, THEREFORE, for and in consideration of the mutual advantages arising hereunder, the covenants and conditions contained herein, the sum of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PAC, PAHC and AirTran agree as follows:

     1. RECITALS. The foregoing recitals are true and correct and incorporated herein by this reference.

     2. ASSIGNMENT. The Sellers hereby sell, assign, transfer, convey and confirm to AirTran, and AirTran hereby accepts, the Leasehold Interest and all of the Sellers' right, title and interest in and to the Leased Premises.

     3. ASSUMPTION. AirTran hereby assumes and agrees to comply with and perform all of the tenant's obligations and duties which accrue on or after the Effective Date under and by virtue of the Lease, as modified by the Second Amendment. AirTran does not assume liability for or agree to perform or comply with any of the obligations or duties (including without limitation any notice, performance, cooperation, payment, rebate, insurance, construction, maintenance, repair, reimbursement, indemnification, defense and hold harmless obligations) of the tenant under the Lease which have accrued prior to the Effective Date or which relate to the period preceding the Effective Date ("Pre-Assumption Obligations"). In addition, AirTran shall have no obligation or liability whatsoever in connection with or arising out of the Bond Financing ("Bond Financing Obligations"). The Sellers expressly exonerate AirTran from any liability for Pre-Assumption Obligations and all Bond Financing Obligations. The Sellers agree to protect, hold harmless, indemnify and defend AirTran (with counsel acceptable to AirTran and paid for by the Sellers) from and against all Pre-Assumption Obligations and all Bond Financing Obligations, and against all losses, claims, damages, liabilities, attorneys' fees, costs of litigation and all other expenses related to, growing out of, or arising from breach of the Pre-Assumption Obligations or the Bond Financing Obligations. Unless and until the Sellers are specifically released by Authority from liability under the Lease, AirTran agrees to protect, hold harmless, indemnify and defend the Sellers (with counsel acceptable to the Sellers and paid for by AirTran) from and against all obligations and duties (including without limitation any notice, performance, cooperation, payment, insurance, construction, maintenance, repair, reimbursement, indemnification, defense and hold harmless obligations) of the tenant under the Lease, as amended by the Second Amendment, which relate to the period following the closing of this transaction ("Post-Assumption Obligations"), and against all losses, claims, damages, liabilities, attorneys' fees, costs of litigation and all other expenses related to, growing out of, or arising from breach of the Post-Assumption Obligations by AirTran.

     4. WARRANTY. Except for the Permitted Encumbrances referred to in the Purchase Agreement, the Sellers hereby fully warrant the title to the Leasehold Interest and agree to defend the title thereto against the lawful claims of all persons whomsoever.

This warranty is in addition to warranties and representations of the Sellers set forth in the Purchase Agreement. All of the provisions of the Purchase Agreement are incorporated herein by this reference and shall survive the execution and delivery of this Assignment.

     IN WITNESS WHEREOF, the Sellers and AirTran have executed this Assignment on the dates set forth below.


Signed, sealed and delivered             PAGE AVJET HOLDING CORPORATION,
in the presence of:                      a Delaware corporation


/s/   Paul J. Mokris                     By: /s/ Elizabeth A. Haskins
- - -------------------------------             -------------------------------
Name: Paul J. Mokris                      Name: Elizabeth A. Haskins
    ---------------------------           Title: Vice President

/s/
- - -------------------------------
Name:
     --------------------------
                                         PAGE AVJET CORPORATION,
                                         a Delaware corporation


/s/   Paul J. Mokris
- - -------------------------------          By:/s/ Elizabeth A. Haskins
Name: Paul J. Mokris                        -------------------------------
     --------------------------            Name: Elizabeth A. Haskins
                                           Title: Senior Vice President
/s/
- - -------------------------------
Name:
     --------------------------


                                         AIRTRAN AIRWAYS, INC.,
                                         a Delaware corporation

/s/ Peter J. Fides, II                   By: /s/ John Horn
- - -------------------------------             ------------------------------
Name: Peter J. Fides, II                  Name: John Horn
     --------------------------           Title: President

/s/ Carol H. Camden
- - -------------------------------
Name:  Carol H. Camden
     --------------------------

STATE OF FLORIDA      )
                      ) SS:
COUNTY OF ORANGE      )


     The foregoing Assignment and Assumption Agreement was acknowledged before me this 27th day of February, 1996 by Elizabeth A. Haskins, the Vice
President of Page Avjet Holding Corporation. She is personally known to me or produced _________________________________________________________ as
identification.


                                            /s/ Kandace Keenan
                                            -------------------------------
                                            Signature of Person Taking
                                            Acknowledgment
     Notary Stamp                           Print Name: Kandace Keenan
                                                      ---------------------
                                            Title: Notary Public
                                            Serial No. (if any)
                                                             --------------
                                            Commission Expires: 11/8/99
                                                              -------------


 STATE OF FLORIDA     )
                      ) SS:
 COUNTY OF ORANGE     )


     The foregoing Assignment and Assumption Agreement was acknowledged before me this 27th day of February, 1996 by Elizabeth A. Haskins, the Senior Vice President of Page Avjet Corporation. She is personally known to me or produced __________________________________________________________ as identification.



                                            /s/ Kandace Keenan
                                            ----------------------------------
                                            Signature of Person Taking
                                            Acknowledgment
                                            Print Name: Kandace Keenan
                                                       ---------------------
     Notary Stamp                           Title: Notary Public
                                            Serial No. (if any)
                                                             --------------
                                            Commission Expires: 11/8/99
                                                              -------------

STATE OF FLORIDA      )
                      ) SS:
COUNTY OF ORANGE      )


     The foregoing Assignment and Assumption Agreement was acknowledged before me this 29th day of February, 1996 by John Horn, the President of AirTran Airways, Inc. He is personally known to me or produced Minnesota driver's license as identification.


                                            /s/ Carol H. Campen
                                            ----------------------------------
                                            Signature of Person Taking
                                            Acknowledgment
     Notary Stamp                           Print Name: Carol H. Campen
                                                       ---------------------
                                            Title: Notary Public
                                            Serial No. (if any)
                                                             --------------
                                            Commission Expires:
                                                              -------------